Exhibit III
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                          REGISTRATION RIGHTS AGREEMENT


     This Registration Rights Agreement is made and entered into as of January 12, 2000, by and among Internet Commerce Corporation, a Delaware corporation (the "Company"), and Cable and Wireless PLC, a District of Columbia corporation (the "Stockholder").

     WHEREAS, the Stockholder is purchasing 10,000 shares of the Company's Series C Convertible Preferred Stock for $10,000,000, receiving warrants to purchase 400,000 shares of the Common Stock (the "Warrants") and has the right to acquire additional shares of the Company's Common Stock based on the attainment of set annual revenue targets for the sales of the Company's services, all pursuant to that certain Master Agreement, dated as of November 22, 1999, by and among the Stockholder and the Company (the "Master Agreement").

     NOW, THEREFORE, in consideration of the premises and mutual covenants and obligations hereinafter set forth, the Company and the Stockholder, intending legally to be bound, hereby agree as follows.

     Section 1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

     "Affiliate" of any Person means any other Person who either, directly or indirectly, is in control of, is controlled by, or is under common control with such Person. For purposes of this definition, the term "control" (including the terms "controlling" "controlled by" and under "common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "Business Day" shall mean any day which is not a Saturday or Sunday or legal holiday on which banks are authorized or required to be closed in New York, New York.

     "Capital Stock" shall mean all shares, interests, participations, rights or other equivalents (however designated) of corporate stock.

     "Common Stock" shall mean the Class A Common Stock, par value $.01 per share, of the Company.

     "Current Market Value" shall mean the average closing price on The Nasdaq SmallCap Market of the Company's Common Stock for the ten (10) consecutive trading days ending one (1) day prior to the date of any calculation; PROVIDED, HOWEVER, that if there are no trades on any such trading day, the closing price shall be the average of the closing bid and asked prices for such day; PROVIDED, FURTHER, HOWEVER, that if the Common Stock is not then listed on The Nasdaq SmallCap Market, the Current Market Value shall mean the average closing price either of the principal stock exchange on which the Common Stock is listed, or of the quotation system, operated by a national securities association, on which the Common Stock is quoted, for the ten (10) consecutive trading days ending one
(1) day prior to the date of any calculation; however, if there are no trades on any such trading day, the closing price shall be the average of the closing bid and asked prices for such day.

     "Delay Notice" shall have the meaning set forth in Section 6(b) hereof.

     "Demand Registration" shall have the meaning set forth in Section 3(a) hereof.

     "Encumbrance" means any lien, pledge, mortgage, security interest, charge, restriction, adverse claim or other encumbrance of any kind or nature whatsoever.

     "Hold-Back Election" shall have the meaning set forth in Section 6(a) hereof.

     "Material Development Condition" shall have the meaning set forth in
Section 6(b) hereof.

     "Other Holders" shall have the meaning set forth in Section 3(c) hereof.

     "Person" shall mean an individual, partnership, corporation, limited liability company, joint venture, trust or unincorporated organization or a government or agency or political subdivision thereof or any other similar entity.

     "Prospectus" shall mean the prospectus included in any Registration Statement, as amended or supplemented by a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

     "Registrable Securities" shall mean the Common Stock which has been or may be issued, from time to time, and the Common Stock which may be issued upon (i) conversion of the Series C Convertible Preferred Stock, or (ii) upon exercise of the Warrants to the Stockholder pursuant to the Master Agreement, including any addendum thereto or amendment thereof, and any other securities issued or issuable as a result of or in connection with any stock dividend, stock split or reverse stock split, combination, recapitalization, reclassification, merger or consolidation, exchange or distribution or otherwise in respect of such Common Stock.

     "Registration Expenses" shall have the definition set forth in Section 7 hereof.

     "Registration Period" shall have the definition set forth in Section 3(b) hereof.

     "Registration Statement" shall mean any registration statement which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included therein, all amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

     "Requesting Securityholder" shall have the meaning set forth in Section 4 hereof.

     "Restricted Securities" shall have the meaning set forth in Section 2 hereof.

     "Rule 144" shall mean Rule 144 promulgated under the Securities Act, as amended from time to time, or any similar successor rule thereto that may be promulgated by the SEC.

     "Rule 903" shall mean Rule 903 promulgated under the Securities Act, as amended from time to time, or any similar successor rule thereto that may be promulgated by the SEC.

     "Rule 904" shall mean Rule 904 promulgated under the Securities Act, as amended from time to time, or any similar successor rule thereto that may be promulgated by the SEC.

     "SEC" shall mean the United States Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

     "Securities Act" shall mean the Securities Act of 1933, as amended (or any similar successor federal statute), and the rules and regulations thereunder, as the same are in effect from time to time.

     "Master Agreement" shall have the definition set forth in the recitals to this Agreement.

     "Underwritten Offering" shall mean a registered offering in which securities of the Company are sold to an underwriter for reoffering to the public.

     Section 2. SECURITIES SUBJECT TO THIS AGREEMENT. The securities entitled to the benefits of this Agreement are the Registrable Securities but, with respect to any particular Registrable Security, only so long as such Registrable Securities held by the Stockholder or its Affiliates continue to be Restricted Securities. A Registrable Security that has ceased to be a Registrable Security cannot thereafter become a Registrable Security. As used herein, a Restricted Security is a Registrable Security which has not been effectively registered under the Securities Act and distributed in accordance with an effective Registration Statement and which has not been distributed by the Stockholder pursuant to Rule 144, Rule 903 or Rule 904, unless, in the case of a Registrable Security distributed pursuant to Rule 903 or 904, any applicable restricted period has not expired or the SEC or its staff have taken the position in a published release, ruling or no-action letter that securities distributed under Rule 903 or 904 are ineligible for resale in the United States under Section 4(1) of the Securities Act notwithstanding expiration of the applicable restricted period.

     Section 3. DEMAND REGISTRATION.

     (a) DEMAND. The Stockholder may at any time commencing three (3) months after the date hereof request the Company, in writing, to effect the registration of all or such portion of the Registrable Securities as the Stockholder shall specify; PROVIDED, that such request covers registrable securities having a then Current Market Value or at least two million dollars ($2,000,000) and that only one demand may be made pursuant to this Section 3(a). The Company shall use its commercially reasonable efforts to file, as expeditiously as possible, but in any event no later than forty-five (45) days after receipt of such notice, a Registration Statement on Form S-3 (or any successor form) covering all Registrable Securities which the Company has been so requested to register (the "Demand Registration"). The Demand Registration effected pursuant to this Agreement shall be pursuant to an Underwritten Offering if so requested by the Stockholders; provided, however, that if the Stockholders does not so request an Underwritten Offering, the Company may request one.

     (b) EFFECTIVENESS OF REGISTRATION STATEMENT. Subject to the provisions of Sections 6(b) and (c) hereof, the Company agrees to use its commercially reasonable efforts to (i) cause the Registration Statement(s) relating to the Demand Registration described in Section 3(a) hereof to become effective as promptly as practicable, and (ii) thereafter keep such Registration Statement effective continuously for the period (the "Registration Period") ending, subject to the second sentence of Section 5(b) hereof and clauses (2) and (3) of the last sentence of Section 6(b) hereof, on the earlier of sixty (60) days and
(B) the date on which all Registrable Securities covered by each such Registration Statement have been sold and the distribution contemplated thereby has been completed.

     (c) INCLUSION OF OTHER SECURITIES. The Company and any other holder of the Company's securities who has registration rights ("Other Holders") may include its securities in the Demand Registration effected pursuant to this Section 3; PROVIDED, HOWEVER, that if the managing underwriter or underwriters of any such Demand Registration which is an Underwritten Offering advises the Stockholder that the total amount or kind of securities which the Stockholder and the Company or such Other Holders is sufficiently large to adversely affect the success of such proposed Demand Registration, then the amount or kind of securities to be offered for the account of the Company or any Other Holders shall be reduced pro rata based upon the aggregate number of securities to be offered by the Company and the Other Holders to the extent necessary before the Registrable Securities offered by the Stockholder is so reduced.

     (d) No registration of Registrable Securities which shall not have become effective and remained effective for the Registration Period shall be deemed to be a Demand Registration for any purpose of this Section 3.

     Section 4. PIGGYBACK REGISTRATION. If the Company at any time proposes to file a registration statement with respect to its Common Stock, whether (i) for its own account (other than a registration statement on Forms S-4 or S-8 (or any successor or substantially similar form), and other than in connection with (A) an employee stock option, stock purchase or compensation plan or of securities issued or issuable pursuant to any such plan, (B) a dividend reinvestment plan, or (C) a "shelf" registration pursuant to Rule 415 under the Securities Act) or
(ii) for the account of an Other Holder or Other Holders that have requested such registration (a "Requesting Securityholder"), then the Company shall in each case give written notice of such proposed filing to the Stockholders at least twenty (20) days before the anticipated filing date of any such registration statement by the Company, and such notice shall offer to the Stockholder the opportunity to have any or all of the Registrable Securities held by the Stockholder included in such registration statement. The Stockholder shall advise the Company in writing within ten (10) days after the date of receipt of such notice of the amount of Registrable Securities for which registration is requested, and the Company shall use its commercially reasonable efforts to include in such Registration Statement all such Registrable Securities so requested to be included therein. Notwithstanding the foregoing, if the managing underwriter or underwriters of any such proposed public offering advises the Company that the total amount or kind of securities which the Stockholder, the Company and any other Persons intended to be included in such proposed public offering is sufficiently large to adversely affect the success of such proposed public offering, then the amount or kind of securities to be offered for the accounts of the Stockholder and the Other Holders shall be reduced pro rata, based upon the aggregate number of securities to be offered for the accounts of the Stockholder and all Other Holders (except the Company and the Requesting Securityholder) of securities intended to be included in such offering and the number or kind of securities to be offered for the account of the Stockholder and each Other Holder, to the extent necessary to reduce the total amount or kind of securities to be included in such proposed public offering to the amount or kind recommended by such managing underwriter or underwriters before the securities offered by the Company or any Requesting Securityholder are so reduced. Anything to the contrary in this Agreement notwithstanding, the Company may withdraw or postpone a Registration Statement referred to in this Section 4 at any time before it becomes effective or withdraw, postpone or terminate the offering after it becomes effective without obligation to the Stockholder.

     Section 5. REGISTRATION PROCEDURES.

     (a) GENERAL. In connection with the Company's registration obligations pursuant to Section 3 and, to the extent applicable, Section 4 hereof, the Company will:

          (i) prepare and file with the SEC a new Registration Statement or such amendments and post-effective amendments to an existing Registration Statement as may be necessary to keep such Registration Statement effective for the time periods set forth in Section 3(b) hereof, PROVIDED that no Registration Statement shall be required to remain in effect after all Registrable Securities covered by such Registration Statement have been sold and distributed as contemplated by such Registration Statement, and PROVIDED, FURTHER, that as soon as practicable, but in no event later than three (3) Business Days before filing such Registration Statement, the Company shall furnish to the Stockholder and the underwriters, if any, copies of all such documents proposed to be filed, which documents shall be subject to the review of the Stockholder and underwriters and their respective counsel;

          (ii) notify the Stockholder and the managing underwriters and their respective counsel, if any, promptly (1) when a new Registration Statement, Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any new Registration Statement or post-effective amendment, when it has become effective, (2) of any request by the SEC for amendments or supplements to any Registration Statement or Prospectus or for additional information, (3) of the issuance by the SEC of any comments with respect to any filing (and to reply thereto as promptly as reasonably practicable), (4) of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose (and use commercially reasonable efforts to obtain the withdrawal of such order), (5) of any suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (6) if there is a misstatement or omission of a material fact in any Registration Statement, Prospectus or any document incorporated therein by reference or if any event occurs which requires the making of any changes in any Registration Statement, Prospectus or any document incorporated therein by reference in order to make the statements therein (in the case of any Prospectus, in the light of the circumstances under which they were made) not misleading;

          (iii) if reasonably requested by the managing underwriter or underwriters or the Stockholder, promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters and the Stockholder agree should be included therein relating to the sale of the Registrable Securities, including, without limitation, information with respect to the aggregate number of shares of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the Underwritten Offering of the Registrable Securities to be sold in such offering; and promptly make all required filings of such Prospectus supplement or post-effective amendment;

          (iv) furnish to the Stockholder and each managing underwriter, if any, and their respective counsel, without charge, as many conformed copies as may reasonably be requested of the then effective Registration Statement and any post-effective amendments thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

          (v) deliver to the Stockholder and the underwriters, if any, and their respective counsel, without charge, as many copies of the then effective Prospectus (including each prospectus subject to completion) and any amendments or supplements thereto as such Persons may reasonably request;

          (vi) use commercially reasonable efforts to register or qualify or cooperate with the Stockholder, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as the Stockholder or any underwriter reasonably requests in writing; PROVIDED, HOWEVER, that the Company will not be required to (1) qualify to do business in any jurisdiction where it would not otherwise be required to qualify, but for this paragraph (vi),
     (2) subject itself to general taxation in any such jurisdiction or (3) file a general consent to service of process in any such jurisdiction;

          (vii) cooperate with the Stockholder and the managing underwriters, if any, and their respective counsel, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two (2) Business Days prior to any sale of Registrable Securities to the underwriters;

          (viii) otherwise use its commercially reasonable efforts to comply in all material respects with all applicable rules and regulations of the SEC relating to such registration and the distribution of the securities being offered and make generally available to its securities holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act;

          (ix) cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc.;

          (x) in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in which the Company addresses its representations and warranties to the underwriters participating in such offering, with the managing underwriter of such offering; and

          (xi) upon reasonable notice and during normal business hours, provide reasonable access to Company's personnel and auditors for the purpose of permitting the Stockholder to conduct due diligence in connection with any such Registration Statement.

     As a condition precedent to the participation in any registration hereunder, the Company may require the Stockholder to furnish to the Company such information regarding the Stockholder and the distribution of such securities as the Company may from time to time reasonably request to comply with the applicable provisions of the Securities Act.

     (b) The Stockholder agrees by the holding of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(a)(ii) hereof, the Stockholder will forthwith discontinue disposition of Registrable Securities pursuant to the then current Prospectus until (1) the Stockholder is advised in writing by the Company that a new Registration Statement covering the offer of Registrable Securities has become effective under the Securities Act, or (2) the Stockholder receives copies of any required supplemented or amended Prospectus, or until the Stockholder is advised in writing by the Company that the use of the Prospectus may be resumed; PROVIDED, HOWEVER, that the Company shall use its commercially reasonable efforts to cure any such misstatement, omission or event that is applicable to the Registration Statement as soon as reasonably practicable after delivery of such notice pursuant to clause (6) of Section 5(a)(ii) hereof. If the Company shall have given any such notice during a period when a Demand Registration is in effect, the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during which any such disposition of Registrable Securities is discontinued pursuant to this Section 5(b). If so directed by the Company, on the happening of such event, the Stockholder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in the Stockholder's possession of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

     Section 6. HOLDBACK AGREEMENTS.

     (a) HOLD-BACK ELECTION. In the case of the registration of any underwritten primary offering initiated by the Company (other than any registration by the Company on Form S-4 or Form S-8 (or any successor or substantially similar form), and other than in connection with (A) an employee stock option, stock purchase or compensation plan or of securities issued or issuable pursuant to any such plan or (B) a dividend reinvestment plan) or any underwritten secondary offering initiated at the request of a Requesting Securityholder, the Stockholder agrees that if it is reasonably requested to do so by the managing underwriter or the underwriters, then the Stockholder shall not effect any public sale or distribution of securities of the Company, except as part of such underwritten registration, during the period beginning ten (10) days prior to the closing date of such underwritten offering and ending ninety (90) days after such closing date (or such longer period as may be reasonably requested by the Company or by the managing underwriter or underwriters); PROVIDED, HOWEVER, that the hold-back period applicable to the Stockholder shall be no longer than the hold-back period applicable to any director or executive officer of the Company or any stockholder owning more than five percent (5%) of the Company's Common Stock.

     (b) MATERIAL DEVELOPMENT CONDITION. With respect to any Registration Statement filed or to be filed pursuant to Section 3, if the Company determines that, in its good faith judgment, it would (because of the existence of, or in reasonable anticipation of, any acquisition or corporate reorganization or other transaction, financing activity, stock repurchase or other development involving the Company or any subsidiary, or the unavailability for reasons beyond the Company's control of any required financial statements, or any other event or condition of similar significance to the Company or any subsidiary) be materially disadvantageous (a "Material Development Condition") to the Company or any subsidiary or its stockholders for such a Material Development Condition to be publicly disclosed, then the Company shall, notwithstanding any other provisions of this Agreement, be entitled, upon the giving of a written notice that a Material Development Condition has occurred (a "Delay Notice") from an officer of the Company to the Stockholder, (i) to cause sales of Registrable Securities by the Stockholder pursuant to such Registration Statement to cease,
(ii) to cause such Registration Statement to be withdrawn and the effectiveness of such Registration Statement terminated, or (iii) in the event no such Registration Statement has yet been filed or declared effective, to delay filing or effectiveness of any such Registration Statement until, in the good faith judgment of the Company, such Material Development Condition shall be disclosed or no longer exists (notice of which the Company shall promptly deliver to the Stockholder). Notwithstanding the foregoing provisions of this Section 6(b): (1) in no event may such cessation or delay be for a period of more than ninety (90) consecutive days from the giving of its Delay Notice to The Stockholder with respect to such Material Development Condition, as above provided; (2) in the event a Registration Statement is filed and subsequently withdrawn by reason of any existing or anticipated Material Development Condition as provided above, the Company shall cause a new Registration Statement covering the Registrable Securities to be filed with the Commission as soon as practicable after such Material Development Condition ceases to exist or, if sooner, as soon as practicable after the expiration of such ninety (90) day period, and the Registration Period for such new Registration Statement shall be the greater of thirty (30) days or the number of days that remained in such Registration Period with respect to the withdrawn Registration Statement at the time it was withdrawn; and (3) in the event the Company elects not to withdraw or terminate the effectiveness of any such Registration Statement but to cause the Stockholder to refrain from selling Registrable Securities for any period during the Registration Period, the Registration Period shall be extended by the number of days during the Registration Period that the Stockholder is required to refrain from selling Registrable Securities.

     (c) LIMITATION ON DEMAND AND PIGGYBACK REGISTRATION RIGHTS. Anything to the contrary contained in this Agreement notwithstanding, when in the opinion of counsel for the Company, registration of the Registrable Securities is not required by the Securities Act and other applicable securities laws in connection with a proposed sale of such Registrable Securities, the Stockholder shall have no rights pursuant to Sections 3 and 4 hereof to request a Demand Registration or a Piggyback Registration in connection with such proposed sale and the Company shall promptly provide to the transfer agent and the Stockholder's broker in connection with any sale transaction an opinion to the effect set forth above, reasonably sufficient in form and substance to permit the transfer agent to issue stock certificates for such Registrable Securities without any legend restricting transfer thereof.

     Section 7. REGISTRATION EXPENSES. All expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications or registrations (or the obtaining of exemptions therefrom) of the Registrable Securities), printing expenses (including expenses of printing Prospectuses), messenger and delivery expenses, fees and disbursements of its counsel and its independent certified public accountants, securities acts liability insurance (if the Company elects to obtain such insurance), fees and expenses of any special experts retained by the Company in connection with any registration hereunder and fees and expenses of other Persons retained by the Company (all such expenses being referred to as "Registration Expenses"), shall be borne by the Company; PROVIDED, that Registration Expenses shall not include any fees and expenses of counsel for the Stockholder, out-of-pocket expenses incurred by the Stockholder and underwriting discounts, commissions or fees attributable to the sale of the Registrable Securities.

     Section 8. INDEMNIFICATION.

     (a) INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, but without duplication, the Stockholder, its officers, directors, stockholders, employees, advisors and agents, and each Person who controls the Stockholder (within the meaning of the Securities Act), against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and reasonable legal fees and expenses) resulting from any untrue statement of a material fact in, or any omission of a material fact required to be stated in, any Registration Statement or Prospectus or necessary to make the statements therein (including any such statements or omissions incorporated by reference therein) (in the case of a Prospectus, in light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by the Stockholder or any underwriters expressly for use therein. The Company will also indemnify underwriters participating in the distribution, their officers, directors, employees, partners and agents, and each Person who controls such underwriters (within the meaning of the Securities Act), to the same extent as provided above with respect to the indemnification of the Stockholder, if so requested.

     (b) INDEMNIFICATION BY STOCKHOLDER. In connection with any Registration Statement in which the Stockholder is participating, the Stockholder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and agrees to indemnify and hold harmless, severally and not jointly, to the full extent permitted by law, but without duplication, the Company, its officers, directors, stockholders, employees, advisors and agents, and each Person who controls the Company (within the meaning of the Securities
Act), against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and reasonable legal fees and expenses) resulting from any untrue statement of material fact in, or any omission of a material fact required to be stated in, the Registration Statement or Prospectus or necessary to make the statements therein (in the case of a Prospectus in light of the circumstances under which they were made) not misleading to the extent that such untrue statement or omission is caused by or contained in any information or affidavit so furnished in writing by the Stockholder to the Company. The Company and the other persons described above shall be entitled to receive indemnities from underwriters participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement. The Stockholder shall not be required to provide indemnification or contribution hereunder in excess of an amount equal to the net proceeds to the Stockholder from the disposition of the Registrable Securities disposed of by the Stockholder pursuant to such registration.

     (c) CONDUCT OF INDEMNIFICATION PROCEEDINGS. Any Person entitled to indemnification hereunder will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel of such indemnifying party's choice; PROVIDED, HOWEVER, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in (but not control) the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such indemnified Person unless (A) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to the indemnified party in a timely manner or (B) in the reasonable judgment of any such Person, based upon a written opinion of its counsel, a conflict of interest may exist between such person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person, provided such separate counsel is reasonably satisfactory to the indemnifying party). The indemnifying party will not be subject to any liability for any settlement made without its consent. No indemnified party will be required to consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of the claim will not be obligated to pay the fees and expenses of more than one counsel (except one
(1) local counsel if required in a specific instance) for all parties indemnified by such indemnifying party with respect to such claim.

     (d) CONTRIBUTION. If for any reason the indemnification provided for in
Section 8(a) or Section 8(b) is unavailable to an indemnified party or is insufficient to hold it harmless as contemplated by Section 8(a) and Section 8(b), then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party and the indemnified party, but also the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the indemnifying party or parties on the one hand, or the indemnified party or parties on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentations.

     (e) Notwithstanding the foregoing, to the extent that the indemnification and contribution provisions contained in any underwriting agreement entered into in connection with any Underwritten Offering conflict with the foregoing, the provisions of such underwriting agreement shall control.

     Section 9. PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. The Stockholder may not participate in any Underwritten Offering hereunder unless the Stockholder
(i) agrees to sell its Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements. Nothing in this Section 9 shall be construed to create any additional rights regarding the registration of Registrable Securities in any Person otherwise than as set forth herein. The Company may designate the managing underwriter of a Demand Registration, subject to the consent of the Stockholder which shall not be unreasonably withheld or delayed.

     Section 10. AMENDMENTS AND WAIVERS. The provisions of this Agreement, including the provisions of this Section 10, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless such amendment, modification or waiver is in writing and duly executed by the party or parties against which it is to be enforced. No waiver of any provision of this Agreement shall constitute a waiver of any other provision of this Agreement and no waiver on one occasion shall constitute a waiver on any future occasion with respect to the same or any other provision of this Agreement.

     Section 11. NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telecopier, or air-courier guaranteeing overnight delivery:

          (a) If to the Stockholder, at the most current address given by the Stockholder to the Company, in accordance with the provisions of this
     Section 11, which address (including facsimile number) initially is 8219 Leesburg Pike, Vienna, Virginia 22182, attention: General Counsel, facsimile No.: (703) 760-3746, with a copy to Cable and Wireless PLC, 124 Theobalds Road, London WC1X 8RX England, attention: Company Secretary, facsimile No.: 011-44-171-315-5073.

          (b) If to the Company, initially at 805 Third Avenue, New York, NY 10022, attention: Chief Financial Officer, facsimile No.: (212) 271-8580, and thereafter at such other address as may be designated from time to time by notice given in accordance with the provisions of this Section 11, with copies to Kramer Levin Naftalis & Frankel LLP, 919 Third Avenue, New York, New York 10022, attention: Peter S. Kolevzon, Esq., facsimile No.: (212) 715-8000.

          (c) All such notices and other communications shall be deemed to have been delivered and received (i) in the case of personal delivery, facsimile, telecopier or telegram, on the date of such delivery, (ii) in the case of air courier, on the Business Day after the date when sent and
     (iii) in the case of mailing, on the third (3rd) Business Day following such mailing.

     Section 12. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     Section 13. HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     Section 14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF THE CONFLICT OF LAWS THEREOF.

     Section 15. JURISDICTION; FORUM; WAIVER OF TRIAL BY JURY. Each party hereto consents and submits to the jurisdiction of any state court sitting in the County of New York or federal court sitting in the Southern District of the State of New York in connection with any dispute arising out of or relating to this Agreement. Each party hereto waives any objection to the laying of venue in such courts and any claim that any such action has been brought in an inconvenient forum. To the extent permitted by law, any judgment in respect of a dispute arising out of or relating to this Agreement may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of such judgment being conclusive evidence of the fact and amount of such judgment. Each party hereto agrees that personal service of process may be effected by any of the means specified in Section 11 hereof, addressed to such party. The foregoing shall not limit the rights of any party to serve process in any other manner permitted by law. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

     Section 16. SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

     Section 17. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors of each of the parties hereto. Except as otherwise expressly provided in Section 8, hereof, this Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective heirs, personal representatives, legatees, successors and permitted assigns.

     Section 18. ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.



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


     IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first written above.


                          INTERNET COMMERCE CORPORATION


                          By: /s/ Geoffrey S. Carroll
                              ------------------------------
                              Name:  Dr. Geoffrey S. Carroll
                              Title: President and Chief
                                     Executive Officer


                          CABLE AND WIRELESS PLC


                          By: /s/ Matthew Wolk
                              ------------------------------
                              Name:  Matthew Wolk
                              Title: Vice President
                                     Global Business Department